Exhibit 10.11

ROGERS CORPORATION
2019 LONG-TERM EQUITY COMPENSATION PLAN
TIME-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

Rogers Corporation (the “Company”) hereby grants to <first_name> <last_name> (the “Grantee”) <shares_awarded> Restricted Stock Units (this “Award”) under Article 8 of the Rogers Corporation 2019 Long-Term Equity Compensation Plan, as amended (the “Plan”). This Time-Based Restricted Stock Unit Award Agreement (referred to below as the “Agreement”) entitles the Grantee to payment in the form of Shares upon satisfying the vesting conditions described below. The number of Restricted Stock Units subject to this Agreement shall be subject to adjustment as provided under Section 2.2 of the Plan. This Award is granted as of
<award_date> (the “Grant Date”).

1.By clicking the applicable acceptance box on the Charles Schwab & Co., Inc. (“Charles Schwab”) website, the Grantee agrees to all of the terms and conditions described in this Agreement and in the Plan. The Grantee acknowledges that the Grantee has carefully reviewed this Agreement and all materials incorporated herein by reference, including the Plan. Unless otherwise indicated below, capitalized terms used in this Agreement are defined in the Plan and have the meaning set forth in the Plan.

2.Acceptance of Award. The Grantee shall have no rights with respect to this Agreement unless he or she shall have accepted this Agreement in the manner described in the immediately preceding paragraph prior to the close of business on the ninetieth (90th) day after the Grant Date.

3.	Vesting.

(a)
The total number of Restricted Stock Units subject to this Award shall vest in equal one-third increments on each of the first three (3) anniversaries of the Grant Date provided that the Grantee is then employed by the Company or an Affiliate. Except to the extent provided in Section 3(b) below for special circumstances, Restricted Stock Units that are unvested as of the date of the Grantee’s employment termination for any reason shall be forfeited. Each date on which Restricted Stock Units vest under this Section 3(a) is referred to below as a “Vesting Date.”

(b)
In the event of the Grantee’s separation from service due to the Grantee’s death, Disability or Retirement (as such terms are defined below) prior to the third Vesting Date, a “Pro-Rata Percentage” (as defined below) of the total number of Restricted Stock Units subject to this Award will be immediately vested as of the date of such separation from service. For purposes of this Section 3(b), “Pro-Rata Percentage” is equal to one-third of the total number of Restricted Stock Units subject to this Award multiplied by a fraction, the numerator of which shall equal the number of days that the Grantee was employed by the Company or its Affiliates since the Grant Date (if the Grantee’s separation from service on account of death, Disability or Retirement occurs less than one year after the Grant Date) or since the most recent Vesting Date (if the Grantee’s separation from service on account of death, Disability or Retirement occurs more than one year but less than three years after the Grant Date), and the denominator of which shall equal 365.

Exhibit 10.11

For purposes of this Agreement, “Disability” shall mean that the Grantee is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under a Company or Affiliate employee accident and health plan, each of clauses (i) and as reasonably determined by the Committee. In addition, the Committee may determine that the Grantee has incurred a Disability if the Grantee is considered “totally disabled” by the Social Security Administration.

For purposes of this Agreement, “Retirement” means separation from service after the Grantee has attained sixty years of age and has completed at least five years of vesting service. For avoidance of doubt, it is not necessary to complete five years of vesting service prior to attaining age sixty in order to qualify for Retirement. For purposes of this Agreement, “years of vesting service” shall be determined in the same manner as provided for under the 401(k) plan maintained by the Company as in effect on the Grant Date.

4.Settlement of Restricted Stock Units. The Company shall deliver or cause to be delivered to or on the behalf of the Grantee a Share with respect to each Restricted Stock Unit that becomes vested upon a Vesting Date or the Grantee’s separation from service on account of death, Disability or Retirement as determined in accordance with Section 3 above as soon as administratively practicable but in no event later than 60 days after the earlier of the Vesting Date applicable to such Restricted Stock Unit or the Grantee’s separation from service on account of death, Disability or Retirement (subject to Section 6 and Section 17, below). The Grantee shall have no right to direct the Company as to when Shares shall be delivered under this Award. The Grantee shall have no rights of a shareholder with respect to any Shares subject to the Restricted Stock Units until such time, if any, as such Shares are actually delivered. Vested Shares to be delivered due to death shall be paid to the Grantee’s Beneficiary designated in accordance with Section 16 below.

5.Dividends. The Grantee shall also be paid cash in an amount equal to (a) the dollar value of cash dividends paid by the Company per Share during the period starting on the Grant Date and ending on the date Shares are actually delivered to the Grantee under the terms of this Agreement, multiplied by (b) the number of Shares vested under this Agreement (but excluding any vested Shares that have been previously delivered to the Grantee). Any such dividends shall be paid to the Grantee, without interest, on the date such Shares are actually delivered to the Grantee under the terms of this Agreement.

6.Change in Control. Restricted Stock Units shall not automatically vest upon a Change in Control; instead, accelerated vesting of all or part of this Award in connection with a Change in Control shall only apply as provided in Section 11.10 of the Plan. Any Restricted Stock Units that vest in connection with a Change in Control (including on account of a separation from service after a Change in Control) shall be paid within 60 days after the earlier of the Vesting Date on which the Restricted Stock Units otherwise would vest or the Grantee’s separation from service (subject

Exhibit 10.11

to Section 17, below). In the event that the Restricted Stock Units vest upon a Change in Control and Shares cease to exist before the Award is settled, the payment shall be made in cash in an amount equal to the payment that would have been made if the Grantee separated from service and the Award had been settled on the date of the Change in Control.

7.Compensation Recovery. This Award shall be subject to recovery under the Company’s Compensation Recovery Policy, as may be amended or otherwise modified from time to time, or any similar policy that the Company may adopt from time to time. For avoidance of doubt, compensation recovery rights with respect to Shares delivered under this Agreement shall extend to any proceeds realized by the Grantee upon the sale or other transfer of such Shares.

8.Tax Withholding. The Grantee hereby agrees to make appropriate arrangements with the Company for such income and employment tax withholding as may be required of the Company under applicable United States federal, state, local or foreign law on account of the Grantee’s rights under this Agreement. The Grantee may satisfy any withholding obligation, in whole or in part, by electing (i) to make a payment to the Company in cash, by check, electronic funds transfer or by other instrument acceptable to the Company, (ii) to deliver to the Company a number of already-owned Shares having a value not greater than the amount required to be withheld (such number may be rounded up to the next whole share), as may be permitted pursuant to written policies or rules adopted by the Committee in effect at the time of exercise, or by any combination of (i) and (ii). In addition, the Committee may also permit, in its sole discretion and in accordance with such policies and rules as it deems appropriate, the Grantee to have the Company withhold a number of Shares which would otherwise be issued pursuant to this Agreement having a value not greater than the amount required to be withheld (such number may be rounded up to the next whole share). The value of Shares to be withheld or delivered (as may be permitted by the Committee) shall be based on the Fair Market Value of a Share as of the date the amount of tax withholding is determined. For avoidance of doubt, the Committee may change its policies and rules for tax withholding in its sole discretion from time to time for any reason.

9.The Plan. This Agreement is subject in all respects to the terms, conditions, limitations, and definitions contained in the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control.

10.No Obligation to Continue Employment. Nothing in this Agreement or the Plan shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Company or any Affiliate shall continue to retain the services of the Grantee, nor shall this Agreement or the Plan affect in any way the right of the Company or any Affiliate to terminate the services of the Grantee as an employee or otherwise at any time and for any reason. By executing this Agreement, Grantee acknowledges and agrees that Grantee’s service relationship with the Company or any Affiliate is “at will.” No change of Grantee’s duties to the Company or any Affiliate shall result in, or be deemed to be, a modification of any of the terms of this Agreement or the Plan.

11.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and, except as otherwise provided in Section 14 below, shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

Exhibit 10.11

12.Purchase Only for Investment. To ensure the Company’s compliance with the Securities Act of 1933, as amended (the “Act”), the Grantee agrees for himself or herself, the Grantee’s legal representatives and estate, and any other persons who acquire or may obtain the rights under this Agreement upon the Grantee’s death, that Shares will be acquired hereunder for investment purposes only and not with a view to their distribution, as that term is used in the Act, unless in the opinion of counsel to the Company such distribution is in compliance with, or exempt from, the registration and prospectus requirements of the Act.

13.Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, United States of America without regard to any choice of law rules thereunder.

14.Consent to Electronic Delivery. In lieu of receiving documents in paper format, the Grantee agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, the Plan, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other agreements, forms, notices and other communications) in connection with this and any other prior or future incentive award or program made or offered by the Company or its predecessors or successors. Electronic delivery of a document to the Grantee may be made via a Company e-mail system, by reference to a location on a Company intranet site to which the Grantee has access, or by a website maintained by a third party engaged to provide administrative services related to the Plan.

15.Electronic Signature. The parties may execute and deliver this Agreement and any documents now or hereafter executed and delivered in connection with this Agreement using procedures now or hereafter established by the Company for electronic signature and document delivery. The Grantee’s electronic signature shall be the same as, and shall have the same force and effect as, the Grantee’s manual signature. For the avoidance of doubt, the Grantee’s clicking on the applicable acceptance box on the Charles Schwab website shall be deemed to constitute the Grantee’s electronic execution and delivery of this Agreement. Any procedures for electronic signature and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

16.Beneficiary Designation. The Grantee may designate Beneficiary(ies) to whom shall be transferred any rights under this Agreement which survive the Grantee’s death. The beneficiary designation form can be found at the Charles Schwab Equity Award Center website (https://www.schwab.com/public/eac/home) or obtained by contacting the Company’s Director, Compensation and Benefits. In the absence of an effective beneficiary designation in accordance with the terms of the Plan and this Agreement, the Grantee acknowledges that any rights under this Agreement that survive the Grantee’s death shall be rights of his or her estate notwithstanding any other agreements or documents (including the Grantee’s will) to the contrary.

17.Section 409A. Payments under this Agreement are intended to comply with Section 409A of the Code (“Section 409A”). To the maximum extent permitted, this Agreement shall be limited, construed and interpreted in accordance with such intent. If, upon separation from service, the Grantee is a “specified employee” within the meaning of Section 409A, any payment under this Agreement that is subject to Section 409A and would otherwise be paid within six months after the

Exhibit 10.11

Grantee’s separation from service will instead be paid in the seventh month following the Grantee’s separation from service (to the extent required by Section 409A(a)(2)(B)(i)). The Company shall have no liability to the Grantee or otherwise if any amounts paid or payable hereunder are subject to Section 409A or the additional tax thereunder.

18.Amendment. The Committee shall have the exclusive authority to amend this Agreement, provided that no amendment of this Agreement shall, without the written consent of the Grantee, adversely affect, as shall be determined by the Committee, the rights of the Grantee hereunder. Any amendment to this Agreement shall not be valid unless made in writing and signed by the person or persons to be bound thereby.

19.Personal Information. The Grantee hereby acknowledges and agrees that the personal data necessary to administer the Plan may be transferred from any direct or indirect subsidiary of the Company to the Company, and/or a securities brokerage firm and/or any other entity responsible for administering the accounts of participants of the Plan. Some of these entities may be located in countries whose privacy and data protection laws may not be equivalent to those in the Grantee’s country of residence. Such data may include the Grantee’s name, position, address, date of birth and all other data necessary to prove the Grantee’s eligibility to receive Shares and the data necessary to calculate any tax withholdings. Grantee may request access to and, where shown to be incorrect, correct the personal data.

ROGERS CORPORATION

By: ______________________________

Name:
Title:

Accepted and Agreed by:

GRANTEE

_____________________________

Name:

By clicking the applicable acceptance box on the Charles Schwab & Co., Inc. website, the Grantee acknowledges receipt of this Agreement and agrees to its terms and conditions.